Financial Statements of

FIRST SURGICAL TEXAS, INC.

As of and for the Two Years Ended December 31, 2009 and 2008

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of
First Surgical Texas, Inc.

We have audited the accompanying consolidated balance sheets of First Surgical Texas, Inc. and Subsidiaries (the Company) as of December 31, 2009 and 2008, and the related consolidated statements of operations, shareholders’ equity and cash flows for the years ended December 31, 2009 and 2008.  The Company’s management is responsible for these consolidated financial statements.  Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting.  Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting.  Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of First Surgical Texas, Inc. and Subsidiaries at December 31, 2009 and 2008, and the related consolidated results of operations and cash flows for the years ended December 31, 2009 and 2008, in conformity with accounting principles generally accepted in the United States of America.

/s/ Kabani & Company

KABANI & COMPANY
CERTIFIED PUBLIC ACCOUNTANTS
Los Angeles, CA
December 30, 2010

FIRST SURGICAL TEXAS, INC.
CONSOLIDATED BALANCE SHEETS

	As of December 31,
	2009	2008

Assets

Current Assets
Cash and Cash Equivalents	$261,594	$487,139
Accounts Receivable, net	20,141,436	18,822,394
Due From Affiliates	604,637	395,696
Inventory	742,780	602,493
Prepaid Expenses and Other Current Assets	233,597	341,715
Total Current Assets	21,984,044	20,649,437

Property and Equipment, net	8,039,404	8,805,462

Other Assets, net	68,620	98,581
Total Assets	$30,092,068	$29,553,480

Liabilities and Shareholders' Equity

Current Liabilities
Accounts Payable	$6,906,807	$5,552,976
Accrued Expenses	503,454	523,212
Lines of Credit	1,289,801	1,025,000
Current Portion of Long-Term Debt and Capital Lease Obligations	1,737,985	1,492,570
Total Current Liabilities	10,438,047	8,593,758

Long-Term Liabilities
Long-Term Debt and Capital Lease Obligations, Net of Current Portion	8,999,346	10,759,819
Other Long-Term Liabilities	188,452	205,197
Total Long-Term Liabilities	9,187,798	10,965,016

Commitments and Contingencies

Shareholders' Equity
Preferred Stock, $0.0001 par value, 10,000,000 shares authorized, zero issued and outstanding, respectively	-	-
Common Stock, $0.0001 par value, 250,000,000 shares authorized, 37,076,035 and 36,000,002 shares issued and outstanding, respectively	3,708	3,600
Additional Paid-In Capital	2,874,695	2,776,445
Limited Partner Contributions	-	-
Limited Partner Accumulated Distributions	-	-
Accumulated Earnings	7,587,820	7,214,661
Total Shareholders' Equity	10,466,223	9,994,706
Total Liabilities and Shareholders' Equity	$30,092,068	$29,553,480

The accompanying notes are an integral part of these consolidated financial statements.

FIRST SURGICAL TEXAS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS

	For the Years Ended December 31,
	2009	2008

Net Revenue	44,555,531	38,252,776

Operating Expenses
Salaries and Benefits	10,336,123	9,051,037
Medical Supplies	7,961,804	5,804,890
Management Fees	6,547,955	5,983,605
Rent	1,811,637	1,517,590
Depreciation and Amortization	1,434,220	1,768,089
Other Operating Expenses	5,356,297	4,591,284
Total Operating Expenses	33,448,036	28,716,495
Other Income and Expenses
Interest Income	2,682	4,411
Interest Expense	(1,025,518)	(1,211,713)
Total Other Income and Expenses	(1,022,836)	(1,207,302)
Income Before Income Taxes	10,084,659	8,328,979

Income Taxes	-	-
Net Income	$10,084,659	$8,328,979

Basic and Diluted Income per Common Share	$0.28	$0.23

Weighted average number of common shares outstanding - basic and fully diluted	36,002,950	36,000,002

The accompanying notes are an integral part of these consolidated financial statements.

FIRST SURGICAL TEXAS, INC.
STATEMENTS OF CONSOLIDATED SHAREHOLDERS' EQUITY

					Total
	Common Stock		Paid-In	Retained	Stockholders'
	Shares	Amount	Capital	Earnings	Equity
BALANCE AT DECEMBER 31, 2007	36,000,002	$3,600	$2,714,570	$8,318,181	$11,036,351

Contributions by Shareholders	-	-	61,875	-	61,875
Deemed Dividends	-	-	-	(9,432,499)	(9,432,499)
Net lncome	-	-	-	8,328,979	8,328,979
BALANCE AT DECEMBER 31, 2008	36,000,002	$3,600	$2,776,445	$7,214,661	$9,994,706

Contributions by Shareholders	-	-	50,000	-	50,000
Deemed Dividends	-	-	-	(9,711,500)	(9,711,500)
Recapitalization Due to Reverse Merger with Piper Acquisition III, Inc.	1,076,033	108	48,250	-	48,358
Net Income	-	-	-	10,084,659	10,084,659
BALANCE AT DECEMBER 31, 2009	37,076,035	$3,708	$2,874,695	$7,587,820	$10,466,223

The accompanying notes are an integral part of these consolidated financial statements.

FIRST SURGICAL TEXAS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the Years Ended December 31,
	2009	2008

CASH FLOWS FROM OPERATING ACTIVITIES:
Net Income	$10,084,659	$8,328,979
Adjustments to Reconcile Net Income to Net Cash Provided by Operating Activities:
Depreciation and Amortization	1,434,220	1,768,089
Amortization of Deferred Financing Costs	29,964	40,824
Changes in Operating Assets and Liabilities:
Accounts Receivable	(1,510,399)	(2,489,493)
Inventory	(140,287)	(83,692)
Other Current Assets	108,117	(150,266)
Accounts Payable and Accrued Expenses	1,294,218	3,345,899
Net Cash Provided by Operating Activities	11,300,492	10,760,340

CASH FLOWS FROM INVESTING ACTIVITIES:
Capital Expenditures	(596,695)	(853,648)
Net Cash Used in Investing Activities	(596,695)	(853,648)

CASH FLOWS FROM FINANCING ACTIVITIES:
Borrowings on Line of Credit	468,551	1,150,000
Repayments on Line of Credit	(203,750)	(3,171,190)
Proceeds from Issuance of Long-Term Debt	1,300,000	10,163,827
Repayment of Long-Term Debt	(2,832,643)	(8,448,210)
Debt Issue Costs	-	(67,684)
Partner Contributions	50,000	61,875
Partner Distributions	(9,711,500)	(9,432,500)
Net Cash Used in Financing Activities	(10,929,342)	(9,743,882)

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	(225,545)	162,810
CASH AND CASH EQUIVALENTS AT BEGINNING OF YEAR	487,139	324,329
CASH AND CASH EQUIVALENTS AT END OF PERIOD	$261,594	$487,139

SUPPLEMENTAL CASH FLOW INFORMATION:
Cash Paid for Interest	$977,968	$1,150,301

NON-CASH INVESTING AND FINANCING ACTIVITIES:
Accrued Capital Expenditures	$20,810	$(134,713)

The accompanying notes are an integral part of these consolidated financial statements.

First Surgical Texas, Inc.
Notes to Consolidated Financial Statements

1.      ORGANIZATION AND DESCRIPTION OF BUSINESS

First Surgical Texas, Inc., including its subsidiaries, is an owner and operator of two ambulatory surgery centers (“ASC”), First Street Surgical Center, L.P., and First Surgical Woodlands, L.P., and a general acute care hospital, First Street Hospital, L.P., all located in the greater Houston, Texas metro area.  Procedures performed include non life-threatening surgeries, such as bariatrics, reconstructive and cosmetic plastics, orthopedics, pain management, neurosurgery and podiatry, which are often completed on an outpatient or short stay basis.

Effective December 1, 2010, Piper Acquisition III, Inc. (“Piper”) acquired all of the limited and general partnership interests of First Street Surgical Center, L.P., First Surgical Woodlands, L.P., and First Street Hospital, L.P. (“Partnerships”), all of which were under common control, in exchange for the issuance of 36,000,002 shares of Piper’s common stock.

The exchange of shares has been accounted for as a reverse acquisition under the purchase method of accounting.  Accordingly, the merger has been recorded as a recapitalization of Piper, with the consolidated financials of the Partnerships being treated as the continuing entity (“we” or the “Company”).  Effective December 3, 2010, the Company changed its name to First Surgical Texas, Inc.  The historical financial statements presented are those of the Partnerships. The continuing company has retained December 31 as its fiscal year end. The financial statements of the legal acquirer, Piper, are not significant; therefore, no pro forma financial information is submitted.

2.      SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation and Consolidation

The accompanying consolidated financial statements were prepared in accordance with GAAP and include the accounts of the Company and its subsidiaries after elimination of intercompany balances and transactions.  Accounting policies used by the Company and its subsidiaries reflect industry practices and conform to accounting principles generally accepted in the United States (GAAP).

Use of Estimates and Assumptions

Future events and their effects cannot be predicted with certainty; accordingly the preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period.  The accounting estimates used in the preparation of our consolidated financial statements will change as new events occur, as more experience is acquired , as additional information is obtained, and as our operating environment changes.  Significant estimates and assumptions are used for, but not limited to: (1) allowance for contractual revenue adjustments; (2) depreciable lives of assets; (3) assessment of long-lived assets for impairment (4) economic lives and fair values of leased assets; (5) uncertain tax positions; and (6) contingency and litigation reserves.  The Company bases its estimates on historical experience and various other assumptions that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about carrying values of assets and liabilities that are not readily apparent from other sources.  The Company evaluates its estimates and assumptions on a regular basis and may employ outside experts to assist in our evaluation, as considered necessary.  Actual results may differ from these estimates and assumptions used in preparation of its financial statements and changes in these estimates are recorded when known.

First Surgical Texas, Inc.
Notes to Consolidated Financial Statements

Revenue Recognition

Revenues consist primarily of net patient service revenues that are recorded based upon established billing rates less allowances for contractual adjustments.  Revenues are recorded during the period the healthcare services are provided, based upon the estimated amounts due from the patients and third-party payors, including federal and state agencies (under the Medicare and Medicaid programs), managed care health plans, commercial insurance companies, and employers.  Estimates of contractual allowances under third-party payor arrangements are based upon the payment terms specified in the related contractual agreements.  Third-party payor contractual payment terms are generally based upon predetermined rates per diagnosis, per diem rates, or discounted fee-for-service rates.  During all periods reported herein, there is no material change expected in the estimate of prior period allowances for contractual and other adjustments recorded during the current period. Further, we do not foresee any possible change in our estimate of unsettled amounts from third party payors as of the latest balance sheet date that could have a material effect on our financial position, results of operations or cash flows.

Laws and regulations governing the Medicare and Medicaid programs are complex, subject to interpretation, and are routinely modified for provider reimbursement.  All healthcare providers participating in the Medicare and Medicaid programs are required to meet certain financial reporting requirements. Federal regulations require submission of annual cost reports covering medical costs and expenses associated with the services provided by each hospital to program beneficiaries.  Annual cost reports required under the Medicare and Medicaid programs are subject to routine audits, which may result in adjustments to the amounts ultimately determined to be due to the Company under these reimbursement programs.  These audits often require several years to reach the final determination of amounts earned under the programs.  As a result, there is at least a reasonable possibility that recorded estimates will change by a material amount in the near term.

We provide care to patients who are financially unable to pay for the healthcare services they receive, and because we do not pursue collection of amounts determined to qualify as charity care, such amounts are not recorded as revenues.

Cash and Cash Equivalents

The Company considers all highly liquid short-term investments with an original maturity of three months or less at time of purchase to be cash equivalents.  These investments are carried at cost, which approximates fair value.  Cash and cash equivalent balances may, at certain times, exceed federally insured limits.

Accounts Receivable

The Company reports accounts receivable at estimated net realizable amounts from services rendered from federal and state agencies (under the Medicare and Medicaid programs), managed care health plans, commercial insurance companies, workers’ compensation programs, employers, and patients.  See Note 3.

 Inventory

Inventory is valued at the lower of cost or market with cost determined on first-in, first-out basis.

First Surgical Texas, Inc.
Notes to Consolidated Financial Statements

Property and Equipment

Property and equipment are recorded at cost.  Expenditures for maintenance and repairs are charged to expense as incurred.  Additions and betterments that extend the life of the asset are capitalized.  Assets under capital lease obligations are reported at the lower of fair value or the present value of the aggregate future minimum lease payments at the beginning of the lease term.  In the case of sale, retirement, or disposal, the asset cost and related accumulated depreciation balances are removed from the respective accounts, and the resulting net amount, less any proceeds, is included as income from operations in the consolidated statements of operations.  Depreciation is provided over the estimated useful lives of the assets.  The depreciable lives and depreciation methods used for each class of asset are as follows:

Useful
Class	Life	Depreciation Method
Furniture and Equipment	5-7 years	200% double declining
Software	3 years	Straight-line
Leasehold Improvements	5-30 years	Straight-line

Advertising

The Company expenses advertising costs as incurred.  Advertising expense was $463,555 and $159,254 for the years ended December 31, 2009 and 2008, respectively, and is included in the caption Other Operating Expenses.

Income Taxes

We provide for income taxes using the asset and liability method. This approach recognizes the amount of federal, state, and local taxes payable or refundable for the current year, as well as deferred tax assets and liabilities for the future tax consequence of events recognized in the consolidated financial statements and income tax returns.  Deferred income tax assets and liabilities are adjusted to recognize the effects of changes in tax laws or enacted tax rates.  A valuation allowance is required when it is more likely than not that some portion of the deferred tax assets will not be realized.  Realization is dependent on generating sufficient future taxable income.  We evaluate our tax positions and establish assets and liabilities in accordance with the applicable accounting guidance on uncertainty in income taxes.  We review these tax uncertainties in light of changing facts and circumstances, such as the progress of tax audits, and adjust them accordingly.  The Company and its corporate subsidiaries file a consolidated federal income tax return.  Some subsidiaries consolidated for financial reporting purposes are not part of the consolidated group for federal income tax purposes and file separate federal income tax returns.  State income tax returns are filed on a separate, combined, or consolidated basis in accordance with relevant state laws and regulations.  Partnerships, limited liability partnerships, limited liability companies, and other pass-through entities that we consolidate or account for using the equity method of accounting file separate federal and state income tax returns.  We include the allocable portion of each pass-through entity’s income or loss in our federal income tax return.  We allocate the remaining income or loss of each pass-through entity to the other partners or members who are responsible for their portion of the taxes.

The Company’s income before income taxes totaled $10,365,599 and $7,907,256 for the years ended December 31, 2009 and 2008, respectively.  All of this income passed through to the then-limited partners of each of the Company’s subsidiaries and the Company, therefore, had no corporate tax obligation to record. The Company had no deferred tax assets or liabilities as of December 31, 2009 or 2008.  Had the acquisition by Piper occurred on January 1, 2008, the Company’s pro-forma income tax expense would have been $3,529,631 and $2,915,143 for the years ended December 31, 2009 and 2008, respectively.

First Surgical Texas, Inc.
Notes to Consolidated Financial Statements

Fair Value of Financial Instruments

The Company’s financial instruments are cash, accounts receivable, accounts payable, capital lease obligations, and debt.  The recorded values of cash, accounts receivable, and accounts payable approximate their fair values based on their short-term nature.

The recorded values of capital lease obligations and long-term debt approximate their fair values, as their effective interest rates approximates market rates.

Impairment of Long-Lived Assets

We assess the recoverability of long-lived assets, whenever events or changes in circumstances indicate we may not be able to recover the asset’s carrying amount.  We measure the recoverability of long-lived assets by a comparison of the carrying amount of the asset to the expected net future cash flows to be generated by that asset.  We present an impairment charge as a separate line item within income from continuing operations in our consolidated statements of operations, unless the impairment is associated with a discontinued operation.  In that case, we include the impairment charge, on a net-of-tax basis, within the results of discontinued operations.  The Company did not recognize an impairment of long-lived assets during either of the years ended December 31, 2009, or December 31, 2008.

 Financing Costs

We amortize financing costs using the effective interest method over the life of the related debt.  The related expense is included in interest expense in our consolidated statements of operations.

Commitments and Contingencies

Accruals for loss contingencies arising from claims, assessments, litigation, environmental and other sources are recorded when it is probable that a liability has been incurred and the amount can be reasonably estimated.  These accruals are adjusted as additional information becomes available or circumstances change.

Earnings per Common Share

The calculation of earnings per common share is based on the weighted-average number of our common shares outstanding during the applicable period.  The calculation for diluted earnings per common share recognizes the effect of all potential dilutive securities that were outstanding during the respective periods, unless their impact would be antidilutive.  The Company had no dilutive securities as of December 31, 2009 or 2008.

Prior to the Company’s acquisition by Piper, on December 1, 2010, all of the net income from the Company’s subsidiaries, First Street Surgical Center, L.P., First Surgical Woodlands, L.P., and First Street Hospital, L.P. passed through to the then-limited partners of each of the Company’s subsidiaries and the Company, therefore, had no corporate tax obligation to record (see Note 2 – Income Taxes).  Had the acquisition by Piper occurred on January 1, 2008, the Company’s pro-forma earnings per share would have been $0.18 and $0.15 for the years ended December 31, 2009 and 2008, respectively.

First Surgical Texas, Inc.
Notes to Consolidated Financial Statements

Subsequent Events

Subsequent events have been evaluated through December 30, 2010, which represents the issuance date of these consolidated financial statements.

Recently Issued Accounting Standards

In August 2009, the Financial Accounting Standards Board (“FASB”) amended guidance related to the measurement of liabilities at fair value, which was effective upon issuance.  These amendments clarify that in circumstances in which a quoted price in an active market for the identical liability is not available, we are required to use the quoted price of the identical liability when traded as an asset, quoted prices for similar liabilities, or quoted prices for similar liabilities when traded as assets.  If these quoted prices are not available, we are required to use another valuation technique, such as an income approach or a market approach.  The adoption of these amendments did not have a material impact on the Company’s consolidated financial statements.

In December 2009, the FASB amended guidance related to fair value measurements and disclosures, which was effective beginning the second quarter of the Company’s 2010 fiscal year, June 30, 2010.  These amendments prescribe new disclosures and clarify certain existing disclosure requirements related to fair value measurements.  The objective of the amendments was to improve these disclosures and, thus, increase the transparency in financial reporting.  The adoption of these amendments did not have a material impact on the Company’s consolidated financial statements.

In February 2010, the FASB amended guidance related to disclosure of subsequent events, which was effective upon issuance.  These amendments prescribe that entities that are SEC filers are required to evaluate subsequent events through the date that the financial statements are issued.  The adoption of these amendments did not have a material impact on the Company’s consolidated financial statements.

3.	ACCOUNTS RECEIVABLE

Our accounts receivable are significant, but are concentrated by type of payors.  The concentration of net patient service accounts receivable by payor class, as a percentage of total net patient service accounts receivable as of the end of each of the reporting periods, is as follows:

	For the Year Ended
	December 31,
	2009	2008

Medicare	5.2%	11.3%
Workers' Compensation	7.4%	6.9%
Commercial Payors	72.5%	63.7%
Other - Patients, Letters of Protection, etc.	14.9%	18.0%
	100%	100%

During the years ended December 31, 2009 and 2008, approximately5.2% and 11.3, respectively, of our net operating revenues related to patients participating in the Medicare program.  While revenues and accounts receivable from the Medicare program are significant to our operations, we do not believe there is significant credit risk associated with this government agency.  Because Medicare traditionally pays claims faster than our other third-party payors, the percentage of our Medicare charges in accounts receivable is less than the percentage of our Medicare revenues.  The Company does not believe there are any other significant concentrations of revenues from any particular payor that would subject it to any significant credit risks in the collection of its accounts receivable.

First Surgical Texas, Inc.
Notes to Consolidated Financial Statements

4.	PROPERTY AND EQUIPMENT

Property and equipment consisted of the following as of December 31, 2009 and 2008:

	As of December 31,
	2009	2008

Leasehold Improvements	$8,263,975	$8,250,957
Medical Equipment	7,659,363	7,275,683
Furniture, Fixtures and Office Equipment	1,044,464	773,000
	$16,967,802	$16,299,640

Accumulated Depreciation	(8,928,398)	(7,494,178)
Property and Equipment, net	$8,039,404	$8,805,462

As of December 31, 2009 and 2008, the Company had $2,081,267 of equipment cost under capital lease, with accumulated amortization of $1,686,239 and $1,422,888, respectively, resulting in net assets under capital leases of $395,028 and $658,379.  All of the Company’s assets under capital lease consisted of medical equipment.

During the years ended December 31, 2009 and 2008, the Company capitalized approximately $81,498 and $123,557 of interest related to borrowings for projects under construction.

5.	LINES OF CREDIT

First Street Hospital, L.P. entered into a Letter Loan Agreement (“FSH Letter Loan Agreement”) with a financial institution on January 8, 2008.  The FSH Letter Loan Agreement provided for a $750,000 line of credit loan and a term loan (“FSH Loans”).  The FSH Letter Loan Agreement provides for FSH Loans to be secured by real property owned by First Street Holdings, L.P., a related party to the Company, as well as accounts, inventory, fixtures, equipment and general intangibles; that the loans will be guaranteed personally by certain former partners of First Street Hospital, L.P., who are current shareholders of the Company; and require First Street Hospital, L.P. to maintain a debt service coverage ratio of 1.25 to 1.0.  The line of credit loan calls for monthly interest only payments which shall from day to day be equal to the lesser of (a) a fluctuating rate per annum (the ‘Contract Rate’) which is equal to the Index Rate which represents the rate of interest then most recently established by J.P. Morgan Chase Bank (or its successors) as its prime rate or (b) the Maximum Rate (the maximum lawful nonusurious rate of interest which under applicable law payee is permitted to charge).  The effective rate of interest at December 31, 2009 was 5.75%.  The line of credit loan originally matured on January 8, 2009, but has been extended to January 8, 2011.  The outstanding balance at December 31, 2009 and 2008 was $631,250 and $400,000, respectively.  Unused credit at December 31, 2009 was $118,750.  The Company recognized total interest expense of $25,220 and $14,798 during the years ended December 31, 2009 and 2008, respectively.

First Surgical Texas, Inc.
Notes to Consolidated Financial Statements

First Street Surgical Center, L.P. entered into a Letter Loan Agreement (“FSSC Letter Loan Agreement”) with a financial institution on January 8, 2008.  The FSSC Letter Loan Agreement provided for a $750,000 line of credit loan and a term loan (“FSSC Loans”).  The FSSC Letter Loan Agreement provides for FSSC Loans to be secured by real property owned by First Street Holdings, L.P., a related party to the Company, as well as accounts, inventory, fixtures, equipment and general intangibles; that the loans will be guaranteed personally by certain former partners of First Street Surgical Center, L.P., who are current shareholders of the Company; and require First Street Surgical Center, L.P. to maintain a debt service coverage ratio of 1.25 to 1.0.  The line of credit loan calls for monthly interest only payments which shall from day to day be equal to the lesser of (a) a fluctuating rate per annum (the ‘Contract Rate’) which is equal to the Index Rate which represents the rate of interest then most recently established by J.P. Morgan Chase Bank (or its successors) as its prime rate or (b) the Maximum Rate (the maximum lawful nonusurious rate of interest which under applicable law payee is permitted to charge).  The effective rate of interest at December 31, 2009 was 5.75%.  The line of credit loan originally matured on January 8, 2009, but has been extended to January 8, 2011.  The outstanding balance at December 31, 2009 and 2008 was $658,551 and $625,000, respectively.  Unused credit at December 31, 2009 was $91,449.  The Company recognized total interest expense of $36,926 and $20,286 during the years ended December 31, 2009 and 2008, respectively.

On September 18, 2009, First Surgical Woodlands, L.P. entered into a $250,000 revolving draw secured promissory note with a financial institution.  The note bears interest at 5.75% per annum and matures on September 18, 2010.  The note is secured by all the equipment of First Surgical Woodlands, L.P.  The Company had no draws on the note during 2009.

6.	LONG-TERM DEBT AND CAPITAL LEASE OBLIGATIONS

The Company’s long-term debt and capital leases at December 31, 2009 and December 31, 2008, consisted of the following:

	As of December 31,
	2009	2008

First Street Hospital, L.P.
2008 Note Payable	$7,213,676	$7,522,383
Capital Lease Obligations	625,941	1,028,283

First Street Surgical Center, L.P.
Long-term Line of Credit from Shareholder	302,695	285,110
2008 Note Payable	1,523,507	1,588,705
Capital Lease Obligations	17,360	80,642

First Surgical Woodlands, L.P.
2005 Note Payable	-	1,690,065
2009 Note Payable	1,054,152	-
Capital Lease Obligations	-	57,201
	10,737,331	12,252,389

Less: Current Portion	(1,737,985)	(1,492,570)
Long-Term Portion	$8,999,346	$10,759,819

Long-Term Debt

In connection with the FSH Letter Loan Agreement, First Street Hospital, L.P. issued a secured promissory note in the original amount of $7,822,256 on January 8, 2008, to a financial institution.  The note bears interest at 7.70% per annum and matures on January 8, 2013.  The note calls for monthly interest and principal payments of $73,747, with a balloon payment due on January 8, 2013, of $6,162,583.  As of December 31, 2009 and 2008, the Company owed $7,213,676 and $7,522,383, respectively on the note, and recognized total interest expense of $578,196 and $534,274 during the years ended December 31, 2009 and 2008, respectively.

First Surgical Texas, Inc.
Notes to Consolidated Financial Statements

On June 1, 2006, First Street Surgical Center, L.P. entered into a $700,000 long-term line of credit with one of its former partners, who is a current shareholder of the Company.  The line of credit bears interest at 6.0% per annum and is unsecured.  As of December 31, 2009 and 2008, the Company owed $302,695 and $285,110, respectively on the line of credit, and recognized total interest expense of $17,585 and $20,588 during the years ended December 31, 2009 and 2008, respectively.

In connection with the FSSC Letter Loan Agreement, First Street Surgical Center, L.P. issued a secured promissory note in the original amount of $1,652,030 on January 8, 2008, to a financial institution.  The note bears interest at 7.70% per annum and matures on January 8, 2013.  The note calls for monthly interest and principal payments of $15,502.88, with a balloon payment due on January 8, 2013, of $1,301,513.  As of December 31, 2009 and 2008, the Company owed $1,523,507 and$1,588,705, respectively on the note, and recognized total interest expense of $122,211 and $112,863 during the years ended December 31, 2009 and 2008, respectively.

On May 18, 2006, First Surgical Woodlands, L.P. issued a $3,000,000 secured promissory note to a financial institution.  The note bore interest at 9.0% per annum and matures on June 1, 2011.  The note was secured by all the accounts, property and equipment of First Surgical Woodlands, L.P.  The note was repaid in September 2009.  The Company recognized total interest expense of $121,700 and $178,192 during the years ended December 31, 2009 and 2008, respectively.

On September 18, 2009, First Surgical Woodlands, L.P. issued a $1,300,000 secured promissory note to a financial institution.  The note bears interest at 5.95% per annum and matures on January 18, 2011.  The note is secured by all the equipment of First Surgical Woodlands, L.P.  As of December 31, 2009, the Company owed $1,054,152 on the note, and recognized total interest expense of $8,433 during the year ended December 31, 2009.

Capital Lease Obligations

We engage in a significant number of leasing transactions including medical equipment, computer equipment and other equipment utilized in operations.  Leases meeting certain accounting criteria have been recorded as an asset and liability at the lower of fair value or the net present value of the aggregate future minimum lease payments at the inception of the lease.  Interest rates used in computing the net present value of the lease payments generally ranged from 5.914% to 26.814% based on our incremental borrowing rate at the inception of the lease.  Our leasing transactions include arrangements for equipment with major equipment finance companies and manufacturers who retain ownership in the equipment during the term of the lease

First Surgical Texas, Inc.
Notes to Consolidated Financial Statements

Long-Term Debt and Capital Lease Obligation Maturities

The Company’s schedule maturities of long-term debt and capital leases for the next five years and thereafter consisted of the following at December 31, 2009:

Year Ending
December 31,

2010	$1,737,985
2011	1,067,780
2012	467,469
2013	7,464,097
2014	-
Thereafter	-
Total	$10,737,331

7.	STOCKHOLDER’S EQUITY

Holders of common stock are entitled to one vote per share, and to receive dividends and, upon liquidation or dissolution, are entitled to receive all assets available for distribution to stockholders. The holders have no preemptive or other subscription rights and there are no redemption or sinking fund provisions with respect to such shares. Common stock is subordinate to the preferred stock with respect to dividend rights and rights upon liquidation, winding up and dissolution of the Company.

8.	EMPLOYEE BENEFIT PLANS

Substantially all of the Company’s employees are eligible to enroll in Company sponsored healthcare plans, including coverage for medical and dental benefits. Our primary healthcare plans are national plans administered by third-party administrators. During 2009 and 2008, costs associated with these plans, net of amounts paid by employees, approximated $603,287 and $537,512, respectively.

During 2008, the Company provided substantially all of its employees a qualified 401(k) savings plan.  The plan allowed eligible employees to contribute up to 100% of their pay on a pre-tax basis into their individual retirement account in the plan subject to the normal maximum limits set annually by the Internal Revenue Service.  The Company’s employer matching contribution equaled 25% of the first 3% of each participant’s elective deferrals.  All contributions to the plan were in the form of cash.  Employees who were at least 21 years of age were eligible to participate in the plan.  Employer contributions vested 100% after three years of service. Participants were always fully vested in their own contributions.  Employer contributions to the plan approximated $21,210 in 2008.

Effective January 1, 2009, the Company converted its existing 401(k) plan to a Safe Harbor Plan.  Employees must be 18 years or older to participate, have been employed by the Company for one year and worked a minimum of 1,000 hours during that year. The Company’s employer matching contribution equals 100% on the first 4% of each participant’s compensation which is deferred as an elective deferral.  The Safe Harbor matching contribution is paid on a payroll by payroll basis.  Employees are 100% vested in the plan after meeting all eligibility requirements and becoming a participant.

9.	RELATED PARTY TRANSACTIONS

During the years ended December 31, 2009 and 2008, both First Street Hospital, L.P. and First Surgical Woodlands, L.P. held management agreements with First Surgical Partners, LLC (the former General Partner of the Company’s limited partnerships and the owners of which are shareholders of the Company) where the Company retained the services of First Surgical Partners, LLC to assist the Company in managing and conducting day-to-day business and services.  The First Surgical Woodlands, L.P. agreement was executed on February 1, 2005, with a term of five years and shall automatically renew for one additional two year period unless otherwise terminated.  The First Street Hospital, L.P. agreement was executed on July 25, 2006, with a term of ten years and shall automatically renew for one additional two year period unless otherwise terminated.  Each agreement calls for the payment by the partnerships to First Surgical Partners, LLC a monthly fee equal to 5% of the net monthly collected revenues from the partnership’s cash collections.  For the years ended December 31, 2009 and 2008, the partnerships paid a total of $1,747,955 and $1,383,606 in management fees to First Surgical Partners, LLC.

First Surgical Texas, Inc.
Notes to Consolidated Financial Statements

On June 1, 2006, First Street Surgical Center, L.P. entered into a $700,000 long-term line of credit with one of its former partners, who is a current shareholder of the Company.  The line of credit bears interest at 6.0% per annum and is unsecured.  As of December 31, 2009 and 2008, the Company owed $302,695 and $285,110, respectively on the line of credit, and recognized total interest expense of $17,585 and $20,588 during the years ended December 31, 2009 and 2008, respectively.

On April 1, 2003, First Street Surgical Center, LP entered into a building lease with one of its former partners, who is a current shareholder of the Company.  The building lease is for an initial term of 10 years from commencement date followed by an option to extend the initial ten year term by two consecutive five year terms.  The lease agreement calls for minimum monthly lease payments of $23,000 per month, subject to escalation to reflect increases in the consumer price index.

On September 17, 2006, First Street Hospital, LP entered into a building lease with one of its former partners, who is a current shareholder of the Company.  The building lease is for an initial term of 10 years from commencement date followed by an option to extend the initial ten year term by two consecutive ten year terms. The lease agreement calls for minimum monthly lease payments of $39,400 per month, subject to escalation to reflect increases in the consumer price index.

10.	COMMITMENTS AND CONTINGENCIES

Regulations, Risks and Uncertainties

As a healthcare provider, we are required to comply with extensive and complex laws and regulations at the federal, state and local government levels.  These laws and regulations relate to, among other things:

•	Licensure, certification and accreditation,
•	Coding and billing for services,
•	Requirements of the 60% compliance threshold under The Medicare, Medicaid and State Children’s Health Insurance Program (SCHIP) Extension Act of 2007 (the “2007 Medicare Act”),
•	Relationships with physicians and other referral sources, including physician self-referral and anti-kickback laws,
•	Quality of medical care,
•	Use and maintenance of medical supplies and equipment,
•	Maintenance and security of medical records,
•	Acquisition and dispensing of pharmaceuticals and controlled substances, and
•	Disposal of medical and hazardous waste.

In the future, changes in these laws and regulations could subject our current or past practices to allegations of impropriety or illegality or could require us to make changes in our investment structure, hospitals, equipment, personnel, services, capital expenditure programs, operating procedures, and contractual arrangements.

First Surgical Texas, Inc.
Notes to Consolidated Financial Statements

If we fail to comply with applicable laws or regulations, we could be subject to liabilities, including (1) criminal penalties, (2) civil penalties, including monetary penalties and the loss of our licenses to operate one or more of our facilities, and (3) exclusion or suspension of one or more of our facilities from participation in the Medicare, Medicaid, and other federal and state healthcare programs.  Substantial damages and other remedies assessed against us could have a material adverse affect on our business, financial position, results of operations , and cash flows.

Bariatric Program Sponsorship Agreement

The Company entered into a Bariatric Program Sponsorship Agreement on March 22, 2006, but effective May 1, 2006, with Vital Weight Control, Inc., d/b/a NeWeigh (‘Vital’).  Per the agreement, the Company desires to sponsor, in part, a gastroplasty program involving surgical intervention for morbid obesity.  Under the sponsorship, the Company makes available its facility for surgeries on prospective patients that are participants in the bariatric program as well as for surgeries on other prospective patients that meet criteria for eligibility for bariatric surgery.  At all times during the term of the agreement the Company shall either furnish, at its expense, or reimburse Vital amounts Vital expends for operation of the program, including office space, facilities, equipment, utilities, furniture, fixtures, office supplies, postage, courier services, and other outside services as may be reasonably required to operate the program.  The original term of the agreement commenced on May 1, 2006, for a period of 36 months.  As compensation for the services rendered by Vital, the Company was obligated to pay a program sponsorship fee of $200,000 per month.

On February 13, 2008, the Company amended the existing contract with Vital to operate a second facility in The Woodlands.  The amendment further extended the term of the contract for a period of one year, thus the new termination date of the agreement became May 1, 2010.  The payment of $200,000 per month continued on the existing facility as well as an additional $200,000 per month for the new facility.

On December 10, 2009, the Company extended and renewed the agreement for an additional two years.  Program payments for both facilities are now set to expire 04/30/2012.

The Company has remaining sponsorship payments of $4.8 million in 2010, $4.8 million in 2011 and $1.6 million in 2012.

Construction Activities

In August 2009, the Company entered into “Guaranteed Maximum Price” contract with respect to the expansion of its First Street Hospital facility.  The guaranteed maximum price is approximately $4.7 million.  As of December 31, 2009, the Company had not incurred any costs under the contract, but expects to incur the entire obligation during 2010.  Cost not covered under the guaranteed maximum price related to the First Street Hospital expansion totaled $143,951 for the year ended December 31, 2009 and $329,348 through September 30, 2010.

 Operating Leases

We lease certain land, buildings, and equipment under non-cancelable operating leases generally expiring at various dates through 2015.  Operating leases generally have 3- to 15-year terms, with one or more renewal options, with terms to be negotiated at the time of renewal.  Various facility leases include provisions for rent escalation to recognize increased operating costs or require the Company to pay certain maintenance and utility costs.  Contingent rents are included in rent expense in the year incurred.  Certain leases contain annual escalation clauses based on changes in the Consumer Price Index while others have fixed escalation terms.  The excess of cumulative rent expense (recognized on a straight-line basis) over cumulative rent payments made on leases with fixed escalation terms is recognized as straight-line rental accrual and is included in Other Long-Term Liabilities in the accompanying consolidated balance sheets, and totaled $164,280 and $174,279 at December 31, 2009 and 2008, respectively.

First Surgical Texas, Inc.
Notes to Consolidated Financial Statements

Future minimum lease payments at December 31, 2009, for those leases having an initial or remaining non-cancelable lease term in excess of one year, are as follows:

Year Ending
December 31,

2010	$1,704,026
2011	1,716,583
2012	1,557,888
2013	692,364
2014	556,655
Thereafter	900,239
Total	$7,127,755

Litigation

From time to time, the Company may become involved in various lawsuits and legal proceedings, which arise in the ordinary course of business.  However, litigation is subject to inherent uncertainties, and an adverse result in these or other matters may arise from time to time that may harm our business.  Except as set forth below, the Company is not currently aware of any legal proceedings or claims that it believes will have, individually or in the aggregate, a material adverse affect on its business, financial condition or operating results. On January 7, 2011, Aetna Health Inc. and Aetna Life Insurance Company filed a petition in the District Court of Harris County, Texas (Case Number 201101291) against First Street Hospital, L.P. (“FSH”) and St. Michael’s Emergency Center LLC (“SMEC”) primarily claiming fraud/fraudulent non-disclosure and negligent misrepresentation and seeking damages, expenses and attorneys’ fees in connection with the billing practices associated with the affiliation agreement between FSH and SMEC whereby FSH’s off-campus emergency departments are improperly submitting facility fee claims under FSH’s tax identification number.  Aetna is claiming that FSH and SMEC are not properly or sufficiently integrated and affiliated and, as a result, such facility fee claims are fraudulent when submitted under FSH’s tax identification number.   On February 14, 2011, FSH filed its original answer denying all allegations.  Further, on March 2, 2011, FSH filed a Motion to Dismiss arguing that only federal courts have jurisdiction over ERISA matters.  In response to the Motion to Dismiss, on April 7, 2011, Aetna Life Insurance Company segregated its claims and filed an additional lawsuit with the United States District of Texas Houston Division (Case Number 4:11-cv-01341) against FSH and SMEC primarily claiming fraud/fraudulent non-disclosure and negligent misrepresentation and seeking damages, expenses and attorneys’ fees in connection with the billing practices associated with the affiliation agreement between FSH and SMEC.   On April 29, 2011, FSH filed a Motion to Dismiss the United States District of Texas Houston Division seeking to dismiss all claims based on state law as such claims are preempted by Federal law and seeking to dismiss all claims based on fraud and negligent misrepresentation as the claimant had not specifically plead facts supporting fraudulent knowledge and intent.  In April 2011, Aetna Health Inc. and Aetna Life Insurance Company filed a First Amended Petition in the District Court of Harris County, Texas.  Discovery in these matters is ongoing.  An estimate of the amount or range of loss or possible loss cannot be made at this time.  Although the lawsuits as currently pled are not clear regarding damages, the Original Petition filed by Aetna Health Inc. and Aetna Life Insurance Company in District Court of Harris County, Texas alleged total damages of $16 million in wrongfully submitted insurance claims, excluding punitive damages and attorney fees.  FSH has denied all claims and intends to continue to vigorously defend these claims.

11.	SUBSEQUENT EVENT

On November 4, 2010, the Company entered into a Contribution Agreement with the shareholders of Arkson Nutraceuticals, Inc., a Delaware corporation (“Arkson”), pursuant to which the Company’s Shareholders agreed to contribute 100% of the outstanding securities of the Company in exchange for 39,964,346 shares of Arkson’s common stock (the “Merger”).   On November 24, 2010, the Company entered an agreement with Arkson to extend the closing date to December 31, 2010.  The Merger closed on December 31, 2010.  Considering that, following the merger, the Company’s shareholders control the majority of the merged company’s outstanding common stock, the Company is considered the accounting acquirer in this reverse-merger transaction.  A reverse-merger transaction is considered, and accounted for as, a capital transaction in substance; it is equivalent to the issuance of the Company’s securities for Arkson’s net monetary assets, which were deminimus, accompanied by a recapitalization.  Accordingly, the Company did not recognize any goodwill or other intangible assets in connection with this transaction.  The Company is the surviving and continuing entity and the historical financials following the reverse merger transaction will be those of the Company.  The result of the merger had no effect on the Company’s consolidated net assets, net income or cash flow.  The merger did result in the recapitalization of the Company’s stockholders’ equity as presented below:

First Surgical Texas, Inc.
Notes to Consolidated Financial Statements

	As of December 31, 2009
	As			Pro-
	Reported	Adjustments		Forma
Shareholders' Equity
Preferred Stock, $0.0001 par value, 10,000,000 shares authorized, zero issued and outstanding, respectively	$-	$-		$-
Common Stock, $0.0001 par value, 250,000,000 shares authorized, 37,076,035 and 40,000,005 shares issued and outstanding, respectively	3,708	292	(1)	4,000
Additional Paid-In Capital	2,874,695	7,587,528	(1)(2)	10,462,223
Accumulated Earnings	7,587,820	(7,587,820	) (2)	-
Total Shareholders' Equity	$10,466,223	$-		$10,466,223

Adjustments

1.	To reflect the recapitalization due to the reverse merger with Arkson on December 31, 2010
2.	To reflect the recapitalization due to change in corporate structure from limited partnerships to a C-Corp on December 1, 2010

Had the merger with Arkson occurred on January 1, 2008, taking into account the shares issued in the merger transaction, and the effect of the Company’s pro-forma income tax expense discussed in Note 2., the Company’s earnings would have been $0.16 and $0.14 per common share for the years ended December 31, 2009 and 2008, respectively.